                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the following Registration Statements of dELiA*s Corp.: (a) Form S-3 (Registration No. 333-90435),
(b) Form S-8 (Registration No. 333-53670), (c) Form S-3 (Registration
No. 333-36300) and (d) Form S-8 (Registration No. 333-91837) of our report dated March 20, 2001 (except for Notes 4, 9 and 14, as to which the date is May 4,
2001), with respect to the consolidated financial statements of dELiA*s Corp. included in the Annual Report (Form 10-K) for the fiscal year ended February 3, 2001.

                                          ERNST & YOUNG LLP

New York, New York
May 4, 2001